UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 21, 2015

CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, LLC (Exact name of registrant as specified in its charter)
Delaware	No. 1-9046	No. 27-0726696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On September 16, 2015, Cablevision Systems Corporation, a Delaware corporation (“Cablevision”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Altice N.V., a public company with limited liability (naamloze vennootschap) under Dutch law (“Altice”), Neptune Merger Sub Corp., a Delaware corporation and a wholly-owned subsidiary of Altice formed to complete the merger with and into Cablevision (“Merger Sub”), and Cablevision. Pursuant to the Merger Agreement, Merger Sub will be merged with and into Cablevision (the “Merger”), with Cablevision surviving as a wholly-owned subsidiary of Altice.

On September 21, 2015, Neptune Finco Corp. (“Finco”), a Delaware corporation and a wholly-owned subsidiary of Altice formed to complete the financing described herein and the merger with CSC Holdings, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Cablevision (“CSC Holdings”),  launched a loan package consisting of U.S. dollar term loans in an aggregate principal amount of up to $2,300 million (the “Term Loans”) and U.S. dollar revolving loan commitments in an aggregate principal amount of up to $2,000 million (the “Revolving Credit Facility” and, together with the Term Loans, the “Senior Secured Credit Facilities”). The Term Loans will mature seven years after the Closing Date (as defined below). The Revolving Credit Facility will mature five years after the Closing Date. The Revolving Credit Facility will include a financial maintenance covenant solely for the benefit of the lenders under the Revolving Credit Facility consisting of a maximum consolidated net senior secured leverage ratio of 5.0 to 1.0, which will be tested on the last day of each fiscal quarter but only if on such day there are outstanding borrowings under the Revolving Credit Facility.

On September 22, 2015, Finco launched an offering of $4,300 million aggregate principal amount of its Senior Notes due 2025 (the “Senior Notes”) and $2,000 million aggregate principal amount of its Senior Guaranteed Notes due 2025 (the “Senior Guaranteed Notes” and, together with the Senior Notes, the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933.

Altice intends to use the proceeds from the Term Loans and the Notes, together with an equity contribution from Altice and existing cash at Cablevision , to (a) finance the Merger, (b) refinance (i) the credit agreement, dated as of April 17, 2013 (the “Existing Credit Facility”), among CSC Holdings, certain subsidiaries of CSC Holdings and the lenders party thereto and (ii) the senior secured credit agreement, dated as of October 12, 2012, among Newsday LLC, CSC Holdings, and the lenders party thereto and (c) pay related fees and expenses.

Following the consummation of the Merger of Merger Sub into Cablevision (the “Closing Date”), Finco will be merged with and into CSC Holdings. As the surviving entity in such merger, CSC Holdings will assume all of the rights and obligations of the borrower under the Senior Secured Credit Facilities and the issuer under the Notes. Within two business days following the Closing Date, (a) the Senior Guaranteed Notes will be guaranteed on a senior basis by each restricted subsidiary of CSC Holdings (other than CSC TKR, LLC and its subsidiaries, which own and operate the New Jersey cable television systems, and Cablevision Lightpath, Inc.) (such subsidiaries, the “Initial Guarantors”) and (b) the obligations under the Senior Secured Credit Facilities will be (i) guaranteed on a senior basis by each Initial Guarantor and (ii) secured on a first priority basis by capital stock held by CSC Holdings and the guarantors in certain subsidiaries of CSC Holdings, subject to certain exclusions and limitations. In connection with the offering of the Notes, Finco disclosed that it has agreed, subject to certain conditions, to use commercially reasonable efforts to obtain the required regulatory approvals in order for (i) Cablevision Lightpath, Inc. to guarantee the Senior Guaranteed Notes and the Senior Secured Credit Facilities within two business days of the Closing Date and (ii) CSC TKR, LLC and its subsidiaries to guarantee the Senior Guaranteed Notes and the Senior Secured Credit Facilities within one year of the Closing Date.  As of June 30, 2015, the Initial Guarantors that guarantee the Existing Credit Facility, which includes Cablevision Lightpath, Inc. but excludes CSC TKR, LLC and its subsidiaries, contributed over 80% of the total assets of the restricted subsidiaries and for the six months ended June 30, 2015, the Initial Guarantors that guarantee the Existing Credit Facility contributed over 80% of the net revenues and over 85% of adjusted operating cash flow (“AOCF”) of the restricted subsidiaries.

2

In connection with the offering of the Notes, Finco disclosed certain cost savings estimates, among others, relating to cost reductions and other benefits that Altice management expects to realize following the Merger. Cablevision and CSC Holdings did not participate in the determination of the cost savings estimates and takes no responsibility for such estimates or their achievability.  Specifically, Finco disclosed that Altice management estimates total annual operating cost savings impacting AOCF, which are expected to result in the medium term following the Merger, to be approximately $450 million. Finco disclosed that Altice management expects to incur significant one-time restructuring costs in order to achieve such cost savings and synergies. Finco indicated that the estimated restructuring costs to achieve such cost savings are $225 million, of which $170 million is expected to be spent in the first quarter after the Closing Date. Finco disclosed that the synergies estimate is based on a number of assumptions made in reliance on available information and Altice management’s judgments based on such information. The assumptions used in estimating synergies are inherently uncertain and are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the synergies benefit estimates. Finco may not realize any or all of the anticipated cost savings and synergies of the Merger that Altice management currently anticipates, realizing such cost savings and synergies may take longer than expected and such cost savings and synergies may be more expensive to achieve. While Altice has a history of achieving significant cost savings in the entities it has acquired, it has not consummated an acquisition in the United States and the estimated cost savings are based on cost savings achieved in the businesses it has acquired and assume the successful consummation of the acquisition of Cequel Corporation by Altice. There can be no assurance that such assumptions are correct and, as a result, the amount of synergies that Finco will actually realize over time may differ significantly from the ones that Finco currently estimates. Finco may not be successful in integrating into the Altice Group as currently anticipated, which may have a material adverse effect on its business and operations.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION
(Registrant)

By:	/s/ Brian G. Sweeney
Name: Brian G. Sweeney
Title: President and Chief Financial Officer

CSC HOLDINGS, LLC
(Registrant)

By:	/s/ Brian G. Sweeney
Name: Brian G. Sweeney
Title: President and Chief Financial Officer

Dated:  September 24, 2015

3